EXHIBIT 11.1
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AVAX Technologies, Inc.                                                                                    EXHIBIT 11.1
(formerly Walden Laboratories, Inc.)
Computation of Earnings (Loss) Per Share
                                                                                                       Six            Six
                                                                                                      Months        Months
      Month of                            Months o/s    Weighted        year           year            ended         ended
    Issuance For            Number of     each given     Average       ended          ended           June 30,      June 30,
    F/S Purposes             Shares          year        shares         1994           1995            1995           1996
------------------------------------------------------------------------------------------------------------------------------
January '90                 1,165,000                                 1,165,000      1,165,000       1,165,000      1,165,000

August '91                    460,000                                   460,000        460,000         460,000        460,000

June '92                      574,195                                   574,195        574,195         574,195        574,195
Series A Pref:
June '92                      518,750
July '92                      118,750
Sep '92                         6,250
                           ----------
                              643,750                                     (a)          643,750         (a)           (a)
                           ----------
June, July and
September '92 Warrants,
shares of Common Stock
issued under
anti-dilution provisions
within one year of IPO        110,832

Treasury Shares               (86,067)
                           ----------
                               24,765                                    24,765         24,765          24,765        24,765
                           ----------


July '93                       14,718
November '93                    2,717
                           ----------
                               17,435                                    17,435         17,435          17,435        17,435
                           ----------
July '94                        7,500             5.5       3,438         3,438          7,500           7,500         7,500

April '95                    (222,659)            8.5    (157,717)                    (157,717)        (92,775)
May '95                      (393,236)            7.5    (245,773)                    (245,773)        (98,309)
September '95                 804,979             3.5     234,786                      (b)
November '95                2,749,457             2.5     572,804                      (b)
                           ----------                   ---------
                            2,938,641                     404,100                                                  2,938,541
                                                        ---------

March '96                    (155,802)            3.5     (90,885)
May & June '96                643,750               1     107,292
May & June '96                258,198               1      43,033
June '96                        1,000             0.5          83
                           ----------                   ---------
                              747,146                      59,523                                                     59,523
                           ----------                   ---------
Cheap shares:
September and
November '95                3,554,436
Treasury shares                (3,627)
                           ----------
                            3,550,809                                 3,550,809      3,550,809       3,550,809
                           ----------

June '96                       18,750
Treasury shares                  (191)
                           ----------
                               18,559                                    18,559         18,559          18,559        18,559
                           ----------
Cheap warrants (c):
January and
February '96
and August 1995               240,000
Treasury shares                (2,449)
                           ----------
                              237,551                                   237,551        237,551         237,551       237,551
                           ----------
Cheap Options:
May 1996                      637,745
Treasury shares              (162,690)
                           ----------
                              475,055                                   475,055        475,055         475,055      475,055
                           ----------
Weighted Average shares                                            -----------------------------------------------------------
                                                                      6,526,807      6,771,129       6,339,785    5,978,124
                                                                   ===========================================================

Net income (loss) attributable to common stockholders                  (781,221)       642,282        (200,140)  (1,636,821)

Net income (loss per share)                                               (0.12)          0.09           (0.03)       (0.27)

(a) - Not included because it would be dilutive.
(b) - See cheap shares.
(c) - Warrants issued in connection with private placement not included.

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AVAX Technologies, Inc.                                                             Exhibit 11.1
(formerly Walden Laboratories, Inc.)
ComputaUon of Earnings (Loss) Per Share
                                                                           Six                Six
                                                                          Months             Months
   Month of                   Months o/s  Weighted   year    year          ended             ended
   Issuance For    Number of  each given   Average   ended   ended        June 30,          June 30,
   F/S Purposes     Shares       year       shares   1994    1995           1995              1996
------------------------------------------------------------------------------------------------------



AVAX Technologies, Inc.
(formerly Walden Laboratories. Inc.)
Computation of Supplementary Earnings (Loss) Per Share

Net income (loss) attributable to common stockholders       642,282       (200,140)       (1,636,821)

Interest on debt repaid                                       96962          37338             55247
Deferred financing cost related to debt repaid                12562          24164
                                                         --------------------------------------------
Supplementary net income (loss)                             751,806       (138,638)       (1,581,574)
                                                         --------------------------------------------
Weighted average shares                                   6,771,129      6,339,785         5,978,124

Additional shares:
Conversion of Series A Preferred                                 (d)       643,750           643,750
Less: Series A Preferred included in primary calculation                                    (107,292)
Common stock equivalents sold to retire debt                641,327        641,327           641,327

                                                         --------------------------------------------
Supplementary weighted average shares                     7,412,456      7,624,862         7,155,909
                                                         --------------------------------------------
Supplementary net income (loss per share)                      0.10          (0.02)            (0.22)

(d) - Included in weighted average shares for primary calculation.

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